QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.37

EMPLOYMENT TRANSITION AGREEMENT

        This Employment Transition Agreement (this "Agreement") is entered into between Michael V. Swanson, an individual ("Executive"), and Prometheus Laboratories Inc. (the "Company"), effective as of April 1 , 2008 (the "Effective Date").

        WHEREAS, the Company desires to retain Executive to provide services to the Company and wishes to provide Executive with certain compensation and benefits in return for Executive's services; and

        WHEREAS, Executive wishes to provide services to the Company in return for certain compensation and benefits.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

          (a)    Board.    "Board" means the board of directors of the Company.

          (b)    Stock Awards.    "Stock Awards" means all stock options, stock appreciation rights, restricted stock and such other awards granted pursuant to the Company's stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

        2.    Term of Employment/Consulting Services.

          (a)    Employment Period.    During the period commencing on the Effective Date and ending on May 31, 2008 (the "Employment Period"), Executive will continue to be employed by the Company.

          (b)    Consulting Period.    Following the Employment Period, Executive shall continue to provide services to the Company through March 31, 2009 (the "Consulting Period", and together with the Employment Period, the "Transition Period"). There shall be no break in service as a result of Executive's conversion from an employee to an independent contractor for purposes of Executive's Stock Awards. Executive's consulting services pursuant to this Agreement shall terminate automatically on March 31, 2009, unless extended in writing by Company and Executive.

          (c)    Status as Employee/Consultant.    During the Employment Period, Executive shall be considered an employee of the Company. During the Consulting Period, Executive acknowledges that Executive shall be an independent contractor of the Company and not an employee. Subject to Section 5 and the Company's payment obligations thereunder, the Company and Executive acknowledge that, during the Employment Period, Executive's employment may be terminated by either party at any time for any or no reason, with or without notice. Subject to the Company's payment obligations under Section 5(c) below, the Company shall be entitled to terminate the Consulting Period on ninety (90) days' prior written notice to Executive and Executive shall be entitled to terminate the Consulting Period on ninety (90) days' prior written notice to the Company, which Company or Executive notice may not be given prior to December 31, 2008.

        3.    Duties and Services.

          (a)    Duties During Employment Period.    During the Employment Period, Executive shall devote substantially all of his business time and effort to the performance of his duties as Senior Vice President, Finance, as such duties are in effect as of the Effective Date or such other duties as may be reasonably assigned to Executive after such date by the Chief Executive Officer of the Company or the Board. In the performance of such duties, Executive shall report directly to the Chief Executive Officer of the Company and shall be subject to the direction of the Chief Executive Officer of the Company and to such limits upon Executive's authority as the Chief Executive Officer of the Company may from time to time impose. In the event of the Chief

  Executive Officer's incapacity or unavailability, Executive shall be subject to the direction of the Board.

          (b)    Scope of Services During Consulting Period.

              (i)  During the Consulting Period, Executive shall devote such percentage of his business time and effort to the performance of his services hereunder as may be mutually agreed upon by the Chief Executive Officer of the Company and Executive. Executive shall, upon the request or direction of the Board or the Chief Executive Officer of the Company, provide such additional information, advice and assistance concerning matters that are within the scope of Executive's knowledge and expertise. During the Consulting Period, Executive shall also assist the Company's Chief Executive Officer with transition matters. During the Consulting Period, Executive shall continue to be provided with office space, voicemail access, email access and such other support as the Company may determine in good faith is necessary for Executive's satisfactory performance of his services hereunder.

             (ii)  If requested by the Board or the Chief Executive Officer of the Company, Executive shall provide the services in person at the principal executive offices of Company or at another location to be mutually agreed by Executive and the Chief Executive Officer of the Company. The Company shall reasonably accommodate Executive's schedule when requesting Executive's assistance pursuant to this Section 3(b). During the Consulting Period, Executive shall have no power or authority to enter into contracts on behalf of Company or to bind Company in any way, and Executive shall not create obligations on the part of Company or represent to any party that he has such power or authority.

        4.    Compensation.

          (a)    Employment Period.    During the Employment Period, Executive shall be entitled to receive the following compensation and benefits from the Company:

              (i)  The Company shall pay to Executive his base salary as was in effect immediately prior to the Effective Date, payable in accordance with the Company's standard payroll practices. Executive acknowledges that payment of his base salary for the period from April 11, 2008 through May 31, 2008 will be through the application of his accrued but unpaid paid time off pay. On the last day of the Employment Period, the Company shall pay to Executive his accrued but unpaid paid time off pay.

             (ii)  Executive shall be eligible to participate in any employee benefit plans or programs, including but not limited to group medical, dental, and vision benefits, life and disability insurance benefits, long term care insurance, and other programs, maintained or established by the Company to the same extent as other employees of the Company, subject to the generally applicable terms and conditions of the plan or program in question and the determination of any committee administering such plan or program.

            (iii)  All accrued but unpaid paid time off earned by Executive shall be paid to Executive by the Company on the last day of the Employment Period.

          (b)    Consulting Period.    During the Consulting Period, Executive shall be entitled to receive the following compensation and benefits from the Company:

              (i)  The Company shall pay Executive a retainer of $500 per month for up to two (2) hours of service, payable on the first day of each calendar month during the Consulting Period. Executive will be compensated for any additional hours of service at a rate of $250 per hour.

             (ii)  Executive acknowledges that, following the end of the Employment Period, Executive shall not be eligible to participate in any plan or program which, as a condition of eligibility for such plan or program, requires Executive to be an employee of the Company.

          (c)    Expenses.    The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his services hereunder, subject to (i) such policies as the Company may from time to time establish, and (ii) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures

          (d)    Stock Awards.    During the Transition Period, and in addition to any accelerated vesting pursuant to Section 5(c) below, all of Executive's unexercised Stock Awards shall continue to vest and be exercisable, if applicable, pursuant to the terms of the Company equity plan(s) and stock award agreements pursuant to which they were granted. Following the termination of the Consulting Period, the vested Stock Awards shall be exercisable by Executive in accordance with the terms of the Company equity plan(s) and stock award agreements pursuant to which they were granted.

        5.    Termination and Severance.    Executive shall be entitled to receive benefits upon the termination of the Employment Period as set forth in this Section 5:

          (a)    Exclusive Termination Benefits.    If Executive's employment or service under this Agreement terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.

          (b)    Payments Upon Termination of Employment Period.    Upon the termination of the Employment Period for any reason other than Executive's resignation, including as a result of Executive's death, Executive (or in the event of Executive's death, Executive's estate or designated beneficiary) shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

              (i)  The Company shall pay to Executive his fully earned but unpaid base salary, when due, through the date of termination of the Employment Period at the rate then in effect, plus all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination of the Employment Period in accordance with the terms of such plans or practices;

             (ii)  Subject to Section 5(e) and Executive's continued compliance with Section 6, Executive shall be entitled to receive severance pay in an amount equal to Executive's annual base salary as in effect immediately prior to the date of termination of the Employment Period, payable as follows: (A) Executive shall be paid $11,115.40 bi-weekly through the Company's regularly scheduled payroll commencing on June 1, 2008 and continuing through December 24, 2008, and (B) an amount equal to $289,000.40 less the total of all payments to Executive pursuant to the preceding clause (A) shall be paid to Executive on December 24, 2008;

            (iii)  Subject to Section 5(e) and Executive's continued compliance with Section 6, for the period beginning on the date of termination of the Employment Period and ending on the date which is twelve (12) full months following the date of termination of the Employment Period, the Company shall pay the costs associated with continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for Executive and his eligible dependents who were covered under the Company's health plans as of the date of Executive's termination such that Executive's premiums are the same as for active employees (provided that Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including, without limitation, his election of such coverage);

            (iv)  For a period of twelve (12) months following the date of termination of the Employment Period, the Company shall, at its sole expense and on an as-incurred basis, provide the Executive with executive-level outplacement services, not to exceed $25,000. Such services shall be provided by a firm selected by Executive from a list compiled by the Company;

             (v)  Subject to Section 5(e), in the event the Employment Period is terminated and there will be no Consulting Period, the vesting and/or exercisability of such number of Executive's outstanding unvested Stock Awards as would have vested through March 31, 2009, had Executive continued to provide services to the Company through such date shall be automatically accelerated on the date of termination. This Section 5(b)(v) shall not apply in the event that the Consulting Period commences following the termination of the Employment Period.

          (c)    Termination of Consulting Period.    If Executive's service to the Company during the Consulting Period is terminated for any reason, including as a result of the expiration of the Consulting Period and the non-renewal of this Agreement or Executive's death, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive (or, in the event of Executive's death, his estate or designated beneficiary) shall be entitled to receive (i) all amounts due and payable under Section 4 above up to and including the date of termination, (ii) all unpaid amounts under Section 5(b)(ii) and the continued provision of benefits under Sections 5(b)(iii) and (iv) as provided therein, (iii) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices, and (iv) the vesting and/or exercisability of such number of Executive's outstanding unvested Stock Awards as would have vested during the remainder of the Consulting Period, if any, shall be automatically accelerated on the date of termination. All vesting of Executive's remaining unvested Stock Awards previously granted to him by the Company shall cease and none of such unvested Stock Awards shall be exercisable following the date of such termination. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Company under the circumstances, whether at law or in equity.

          (d)    Exclusive Remedy.    Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive's rights to severance, benefits, and other amounts hereunder (if any) accruing after the termination of Executive's employment by or service to the Company shall cease upon such termination. In the event of a termination of Executive's employment by or service to the Company under this Agreement, Executive's sole remedy shall be to receive the payments and benefits described in this Section 5.

          (e)    Release.    As a condition to Executive's receipt of any post-termination benefits pursuant to Sections 5(b)(ii), (iii) and (iv) above, Executive shall execute and not revoke a general release of all claims in favor of the Company (the "Release") in substantially the form attached hereto as Exhibit A. In the event Executive does not sign or revokes the Release within the sixty (60) day period following the date of Executive's termination of employment, Executive shall not be entitled to the aforesaid payments and benefits.

          (f)    No Mitigation.    Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Company may be offset by the Company against amounts payable to Executive under this Section 5.

          (g)    Return of the Company's Property.    If Executive's employment is terminated for any reason, the Company shall have the right, at its option, to require Executive to vacate his offices prior to or on the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his employment in any manner, as a condition to Executive's receipt of any post-termination benefits described in this Agreement, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. Executive shall deliver to the Company a signed statement certifying compliance with this Section 5(g) prior to the receipt of any post-termination benefits described in this Agreement.

          (h)    Delay of Payments.    If at the time of Executive's termination of employment with the Company Executive is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is at least six (6) months following Executive's termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code).

        6.    Confidentiality and Proprietary Rights.    Executive and the Company have executed the Company's Employee Proprietary Information and Inventions Agreement, a copy of which is attached to this Agreement as Exhibit B and incorporated herein by reference. The Company shall be entitled to cease all severance payments to Executive in the event of his or his breach of this Section 6.

        7.    Agreement to Arbitrate.    Any dispute, claim or controversy based on, arising out of or relating to Executive's employment or this Agreement shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("AAA"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA's administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 7 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive's employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties' right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party's right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

        8.    At-Will Employment Relationship.    Subject to the Company's payment obligations under Section 5, Executive's employment with the Company during the Employment Period is at-will and not for any specified period and may be terminated at any time, with or without cause or advance notice, by either Executive or the Company. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and an authorized representative of the Company. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

        9.    General Provisions.

          (a)    Successors and Assigns.    The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and, in the event of Executive's death, the payments and benefits contemplated by Sections 5(b) and 5(c) shall be paid to or made available to Executive's estate or designated beneficiary.

          (b)    Severability.    In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

          (c)    Interpretation; Construction.    The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          (d)    Governing Law and Venue.    This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

          (e)    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth below and to the Company at its principal place of business, or such other address as either party may specify in writing.

          (f)    Survival.    Sections 1 ("Definitions"), 5 ("Termination and Severance"), 6 ("Confidentiality and Proprietary Rights"), 7 ("Agreement to Arbitrate") and 9 ("General Provisions") of this Agreement shall survive termination of Executive's employment by or service to the Company.

          (g)    Entire Agreement.    This Agreement constitutes the entire agreement between the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including, without limitation, that certain Change in Control Severance Agreement dated November 28, 2007, between the Company and Executive, and that certain offer letter dated June 5, 2000, between the Company and Executive. For clarity, this agreement does not modify, supersede or amend that Indemnification Agreement between Executive and the Company dated March 4, 2005. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

          (h)    Code Section 409A Exempt.    The compensation and benefits payable under this Agreement, including without limitation the severance benefits described in Sections 4 and 5, are not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company and Executive determine that any compensation or benefits payable under this Agreement may be or become subject to Code Section 409A and related Department of Treasury guidance, the Company and Executive agree to amend this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take such other actions as the Company and Executive deem necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Code Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance.

          (i)    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (j)    Taxes.    With respect to the Employment Period, all compensation payable to Executive hereunder shall be subject to applicable tax withholding. In the event Executive is a consultant to the Company, Executive shall be solely responsible for taxes required to be paid with respect to his performance of services and the receipt of consideration under this Agreement, including, without limitation, United States federal, state and local income taxes, payroll taxes, social security, unemployment or disability insurance, or similar items, and Executive will indemnify Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on Company to pay any withholding taxes, payroll taxes, social security, unemployment or disability insurance, or similar items in connection with consideration received by Executive pursuant to this Agreement, whether such obligations are imposed by the Internal Revenue Service or any other federal, state or local governmental authority.

          (K)    RIGHT TO ADVICE OF COUNSEL.    EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE UNDERSTANDS THIS RIGHT AND HAS EITHER CONSULTED WITH A LAWYER OR DETERMINED NOT TO DO SO.

(Signature Page Follows)

        THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

PROMETHEUS LABORATORIES INC.
Dated: April 1, 2008	By:	/s/ Joseph Limber
	Name:	Joseph Limber
	Title:	President and CEO
EXECUTIVE
Dated: April 1, 2008	/s/ Michael V. Swanson Michael V. Swanson
1081 Calle Anacapa Encinitas, CA 92024

EXHIBIT A

GENERAL RELEASE OF CLAIMS

        [The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

        This General Release of Claims ("Release") is entered into as of this                        day of                        , 2008, between Michael V. Swanson ("Executive"), and Prometheus Laboratories Inc., a California corporation (the "Company") (collectively referred to herein as the "Parties").

        WHEREAS, Executive and the Company are parties to that certain Employment Transition Agreement dated as of                        , 2008 (the "Agreement");

        WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under the Agreement, subject to Executive's execution of this Release; and

        WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

        NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

        1.    General Release of Claims by Executive.

          (a)   Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the "Company Releasees"), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive's employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the "ADEA"); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as

1

  amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

        Notwithstanding the generality of the foregoing, Executive does not release the following claims:

              (i)  Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

             (ii)  Claims for workers' compensation insurance benefits under the terms of any worker's compensation insurance policy or fund of the Company;

            (iii)  Claims pursuant to the terms and conditions of the federal law known as COBRA;

            (iv)  Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Executive's liability as an employee, director or officer of the Company;

             (v)  Claims based on any right Executive may have to enforce the Company's executory obligations under the Agreement; and

            (vi)  Claims Executive may have to vested or earned compensation and benefits.

          (b)   EXECUTIVE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

        BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          (c)   Executive acknowledges that this Release was presented to him on the date indicated above and that Executive is entitled to have twenty-one (21) days' time in which to consider it. Executive further acknowledges that the Company has advised him that he or she is waiving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Release, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive's legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

          (d)   Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

          (e)   Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive

2

  further understands that Executive will not be given any severance benefits under the Agreement until the effective date of this Release.

        2.    No Assignment.    Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any such assignment or transfer from Executive.

        3.    Severability.    In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

        4.    Interpretation; Construction.    The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party's failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

        5.    Governing Law and Venue.    This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

        6.    Entire Agreement.    This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

        7.    Counterparts.    This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

3

        IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

EXECUTIVE	PROMETHEUS LABORATORIES INC.
By:
Print Name:	Print Name:
Title:

4

EXHIBIT B

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

PROMETHEUS LABORATORIES, INC.

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by PROMETHEUS LABORATORIES, INC. (the "Company"), and the compensation now and hereafter paid to me, I, MICHAEL V. SWANSON, hereby agree as follows:

1.     NONDISCLOSURE

        1.1    Recognition of Company's Rights; Nondisclosure.    At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2    Proprietary Information.    The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation. "Proprietary Information" includes tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

        1.3    Third Party Information.    I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4    No Improper Use of Information of Prior Employers and Others.    During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

1

2.     ASSIGNMENT OF INVENTIONS.

        2.1    Proprietary Rights.    The term "Proprietary Rights" shall mean all trade secret, patent, copyright, and other intellectual property rights throughout the world.

        2.2    Prior Inventions.    Inventions if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A-2 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A-2 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A-2 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3    Assignment of Inventions.    Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions".

        2.4    Nonassignable Inventions.    This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A-1 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5    Obligation to Keep Company Informed.    During the period of my employment and for six (6) months after termination of my employment with the Company. I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2

        2.6    Government or Third Party.    I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7    Works for Hire.    I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", pursuant to United States Copyright Act (17 U.S.C. Section 101).

        2.8    Enforcement of Proprietary Rights.    I will assist the Company in every proper way to obtain, and from time to time enforce, United. States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.    RECORDS.    I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.    ADDITIONAL ACTIVITIES.    I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5.    NO CONFLICTING OBLIGATION.    I represent that my performance of all the terms of this Agreement and as an executive of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.    RETURN OF COMPANY DOCUMENTS.    When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

3

7.    LEGAL AND EQUITABLE REMEDIES.    Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.    NOTICES.    Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.    NOTIFICATION OF NEW EMPLOYER.    In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.   GENERAL PROVISIONS.

        10.1    Governing Law; Consent to Personal Jurisdiction.    This Agreement will be governed by and construed according to the laws of the State of California, as such laws arc applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2    Severability.    In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as in duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4    Survival.    The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5    Employment.    I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without Cause.

        10.6    Waiver.    No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.7    Entire Agreement.    The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement,

4

will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: July 17, 2000.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A-1 TO THIS AGREEMENT.

Dated:	7/10/00
/s/ Michael V. Swanson (Signature)
Michael V. Swanson
ACCEPTED AND AGREED TO:
PROMETHEUS LABORATORIES, INC.
/s/ James Schoeneck
By:	James Schoeneck
Title:	President & CEO
Dated:	7/10/00

5

EXHIBIT A-1

LIMITED EXCLUSION NOTIFICATION

        THIS IS TO NOTIFY THE EXECUTIVE in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between the Executive and the Company does not require the Executive to assign or offer to assign to the Company any invention that the Executive developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

  1.
  RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE COMPANY'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY;

  2.
  RESULT FROM ANY WORK PERFORMED BY THE EXECUTIVE FOR THE COMPANY.

        To the extent a provision in the foregoing Agreement purports to require the Executive, to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.

/s/ Michael V. Swanson MICHAEL V. SWANSON
	Date:	7/10/00
WITNESSED BY:
James Schoeneck (PRINTED NAME OF REPRESENTATIVE)

EXHIBIT A-2

TO:	PROMETHEUS LABORATORIES, INC:.
FROM:	MICHAEL V. SWANSON
DATE:	7/10, 2000
SUBJECT:	Previous Inventions
1.
Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by PROMETHEUS LABORATORIES, INC. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements.
☐	See below:

☐	Additional sheets attached.
2.
Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.
2.
3.
☐ Additional sheets attached.

QuickLinks

  Exhibit 10.37
EMPLOYMENT TRANSITION AGREEMENT
EXHIBIT A GENERAL RELEASE OF CLAIMS
EXHIBIT B EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
PROMETHEUS LABORATORIES, INC. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
EXHIBIT A-1 LIMITED EXCLUSION NOTIFICATION
EXHIBIT A-2